                                                                   EXHIBIT 10.96

================================================================================

                    REVOLVING CREDIT AND GUARANTY AGREEMENT

================================================================================


                                     Among

                       MARINER POST-ACUTE NETWORK, INC.
  a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower
                                  -----------

                                      and

                THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN, each a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Guarantors
                                 -------------

                                      and

                            THE BANKS PARTY HERETO,

                                      and

                           THE CHASE MANHATTAN BANK,
                 as Administrative Agent, Documentation Agent
                 --------------------------------------------
                             and Collateral Agent
                             --------------------


                            CHASE SECURITIES INC.,
                                as Book Manager
                                ---------------
                                      and
                                      ---
                                 Lead Arranger
                                 -------------

================================================================================

                         Dated as of January 18, 2000

================================================================================

                    REVOLVING CREDIT AND GUARANTY AGREEMENT
                               TABLE OF CONTENTS

                                                                                                Page No.
SECTION 1.     DEFINITIONS......................................................................   3
               SECTION 1.01   Defined Terms.....................................................   3
               SECTION 1.02   Terms Generally...................................................  21

SECTION 2.     AMOUNT AND TERMS OF CREDIT.......................................................  21
               SECTION 2.01   Commitment of the Banks...........................................  21
               SECTION 2.02   Borrowing Base....................................................  22
               SECTION 2.03   Letters of Credit.................................................  22
               SECTION 2.04   Issuance..........................................................  24
               SECTION 2.05   Nature of Letter of Credit Obligations Absolute...................  24
               SECTION 2.06   Making of Loans...................................................  24
               SECTION 2.07   Repayment of Loans; Evidence of Debt..............................  25
               SECTION 2.08   Interest on Loans.................................................  26
               SECTION 2.09   Default Interest..................................................  26
               SECTION 2.10   Optional Termination or Reduction of Commitment...................  26
               SECTION 2.11   Mandatory Prepayment; Commitment Termination;
                              Cash Collateral...................................................  27
               SECTION 2.12   Optional Prepayment of Loans......................................  27
               SECTION 2.13   Reserve Requirements; Change in Circumstances.....................  27
               SECTION 2.14   Pro Rata Treatment, etc...........................................  28
               SECTION 2.15   Taxes.............................................................  28
               SECTION 2.16   Certain Fees......................................................  31
               SECTION 2.17   Commitment Fee....................................................  31
               SECTION 2.18   Letter of Credit Fees.............................................  31
               SECTION 2.19   Nature of Fees....................................................  31
               SECTION 2.20   Priority and Liens................................................  32
               SECTION 2.21   Right of Set-Off..................................................  33
               SECTION 2.22   Security Interest in Letter of Credit Account.....................  34
               SECTION 2.23   Payment of Obligations............................................  34
               SECTION 2.24   No Discharge; Survival of Claims..................................  34
               SECTION 2.25   Use of Cash Collateral............................................  34

SECTION 3.     REPRESENTATIONS AND WARRANTIES...................................................  34
               SECTION 3.01   Organization and Authority........................................  34
               SECTION 3.02   Due Execution.....................................................  35
               SECTION 3.03   Statements Made...................................................  35
               SECTION 3.04   Financial Statements..............................................  36
               SECTION 3.05   Ownership.........................................................  36

               SECTION 3.06   Liens.............................................................  36
               SECTION 3.07   Compliance with Law...............................................  37
               SECTION 3.08   Insurance.........................................................  37
               SECTION 3.09   The Orders........................................................  37
               SECTION 3.10   Use of Proceeds...................................................  37
               SECTION 3.11   Litigation........................................................  38
               SECTION 3.12   Year 2000 Matters.................................................  38
               SECTION 3.13   Health Care Permits...............................................  38

SECTION 4.     CONDITIONS OF LENDING............................................................  39
               SECTION 4.01   Conditions Precedent to Initial Loans and
                              Initial Letters of Credit.........................................  39
               SECTION 4.02   Conditions Precedent to Each Loan and Each
                              Letter of Credit..................................................  43

SECTION 5.     AFFIRMATIVE COVENANTS............................................................  45
               SECTION 5.01   Financial Statements, Reports, etc................................  45
               SECTION 5.02   Corporate Existence...............................................  47
               SECTION 5.03   Insurance.........................................................  48
               SECTION 5.04   Obligations and Taxes.............................................  48
               SECTION 5.05   Notice of Event of Default, Investigations,
                              Violations, etc...................................................  48
               SECTION 5.06   Borrowing Base Certificate........................................  49
               SECTION 5.07   Maintenance of Concentration Accounts.............................  49
               SECTION 5.08   Books and Records, Inspection and Collateral
                              Review Rights.....................................................  49
               SECTION 5.09   Conduct of Business and Maintenance of Existence,.................  50
                              etc.
               SECTION 5.10   Health Care Permits and Approvals.................................  50
               SECTION 5.11   Financial Advisor.................................................  51

SECTION 6.     NEGATIVE COVENANTS...............................................................  51
               SECTION 6.01   Liens.............................................................  51
               SECTION 6.02   Merger, etc.......................................................  51
               SECTION 6.03   Indebtedness......................................................  51
               SECTION 6.04   Capital Expenditures..............................................  52
               SECTION 6.05   EBITDA............................................................  52
               SECTION 6.06   Guarantees and Other Liabilities..................................  53
               SECTION 6.07   Chapter 11 Claims.................................................  53
               SECTION 6.08   Dividends; Capital Stock..........................................  53
               SECTION 6.09   Transactions with Affiliates......................................  53
               SECTION 6.10   Investments, Loans and Advances...................................  53
               SECTION 6.11   Disposition of Assets.............................................  53
               SECTION 6.12   Nature of Business................................................  54
               SECTION 6.13   Health Care Permits and Approvals.................................  54

               SECTION 6.14   Census............................................................  54
               SECTION 6.15   Assumption of Provider Agreements.................................  55

SECTION 7.     EVENTS OF DEFAULT................................................................  55
               SECTION 7.01   Events of Default.................................................  55

SECTION 8.     THE AGENT........................................................................  59
               SECTION 8.01   Administration by Agent...........................................  59
               SECTION 8.02   Advances and Payments.............................................  59
               SECTION 8.03   Sharing of Setoffs................................................  59
               SECTION 8.04   Agreement of Required Banks.......................................  60
               SECTION 8.05   Liability of Agent................................................  60
               SECTION 8.06   Reimbursement and Indemnification.................................  61
               SECTION 8.08   Independent Banks.................................................  61
               SECTION 8.09   Notice of Transfer................................................  61
               SECTION 8.10   Successor Agent...................................................  62

SECTION 9.     GUARANTY.........................................................................  62
               SECTION 9.01   Guaranty..........................................................  62
               SECTION 9.02   No Impairment of Guaranty.........................................  63
               SECTION 9.03   Subrogation.......................................................  63

SECTION 10.    MISCELLANEOUS....................................................................  64
               SECTION 10.01  Notices...........................................................  64
               SECTION 10.02  Survival of Agreement, Representations and
                              Warranties, etc...................................................  64
               SECTION 10.03  Successors and Assigns............................................  64
               SECTION 10.04  Confidentiality...................................................  67
               SECTION 10.05  Expenses..........................................................  67
               SECTION 10.06  Indemnity.........................................................  67
               SECTION 10.07  CHOICE OF LAW.....................................................  68
               SECTION 10.08  No Waiver.........................................................  68
               SECTION 10.09  Extension of Maturity.............................................  68
               SECTION 10.10  Amendments, etc...................................................  68
               SECTION 10.11  Severability......................................................  69
               SECTION 10.12  Headings..........................................................  69
               SECTION 10.13  Execution in Counterparts.........................................  70
               SECTION 10.14  Prior Agreements..................................................  70
               SECTION 10.15  Further Assurances................................................  70
               SECTION 10.16  WAIVER OF JURY TRIAL..............................................  70

ANNEX A        -  Commitment Amounts

EXHIBIT A-1-   Form of First Day Order
EXHIBIT A-2-   Form of Interim Order
EXHIBIT A-3-   Form of Final Order
EXHIBIT B      -   Form of Security and Pledge Agreement
EXHIBIT C      -   Form of Opinion of Counsel
EXHIBIT D      -   Form of Assignment and Acceptance
EXHIBIT E      -   Form of Borrowing Base Certificate

SCHEDULE 1.01  -   Existing Agreements
SCHEDULE 3.05  -   Subsidiaries
SCHEDULE 3.06  -   Liens
SCHEDULE 6.09  -   Transactions with Affiliates

                    REVOLVING CREDIT AND GUARANTY AGREEMENT
                         Dated as of January 18, 2000

          REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of January 18, 2000, among MARINER POST-ACUTE NETWORK, INC., a Delaware corporation (the "Borrower"),
                                                                     --------
a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the direct or indirect subsidiaries of the Borrower signatory hereto (each a "Guarantor" and collectively, the "Guarantors"), each
                          ---------                         ----------
of which Guarantors referred to in this paragraph is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the
                                            ----
"Cases"), THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"),
 -----                                                               -----
each of the other financial institutions from time to time party hereto (together with Chase, the "Banks") and THE CHASE MANHATTAN BANK, as agent (in
                           -----
such capacity, the "Agent") for the Banks.
                    -----

                            INTRODUCTORY STATEMENT
                            ----------------------

          On January 18, 2000, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

          The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $100,000,000, all of the Borrower's obligations under which are to be guaranteed by the Guarantors.

          The proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower and the Guarantors consistent with the Budget hereinafter referred to (including periodic updates thereof).

          To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower under Section 6.03(vi)), the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

          (1) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

          (2) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

          (3) perfected first priority Liens, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrower and the Guarantors (including, without limitation, all Accounts arising on and after the Filing Date (except as otherwise provided in the

Orders, it being understood that any such Accounts on which the Agent and the Banks do not have such perfected first priority Liens shall be excluded from the Borrowing Base) but excluding assets subject to Permitted Adequate Protection Liens and other Permitted Liens and also excluding bankruptcy causes of action (it being understood that, notwithstanding such exclusion, the proceeds of such causes of action shall be available for the repayment of the Obligations)) and on all cash and cash equivalents in the Letter of Credit Account, provided that
                                                                  --------
following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to;

           (4) perfected Liens, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than the property referred to in paragraph (e) below that is subject to the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under the Existing Agreements) that is subject to valid and perfected Liens in existence on the Filing Date (including without limitation, Accounts in existence as of the Filing Date that are subject to valid and perfected Liens in favor of the Real Estate Financiers) and to Permitted Liens, junior to such valid and perfected Liens; and

           (5) perfected first priority priming Liens, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors that is subject to (A) the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under or in connection with
(x) the Existing Credit Agreement (y) the Synthetic Guarantee and (z) the Deficiency Note (but subject to any Liens to which the Liens being primed hereby are subject on the Filing Date) and (B) any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreements, which first priority priming Liens in favor of the Agent and the Banks shall be senior in all respects to all of such existing Liens under or in connection with the Existing Agreements, and to any Liens granted after the Filing Date to provide adequate protection in respect thereof.

           All of the claims and the Liens granted hereunder in the Cases to the Agent and the Banks shall be subject to the Carve-Out to the extent provided in
Section 2.20.

           Accordingly, the parties hereto hereby agree as follows:

SECTION 2. DEFINITIONS

     SECTION 2.1  Defined Terms
                  -------------
          As used in this Agreement, the following terms shall have the meanings specified below:

          "Account" means with respect to any Account Debtor, any right to
           -------
payment for goods sold or leased or for services rendered, whether or not earned by performance.

          "Account Debtor" shall mean, with respect to any Account, the obligor
           --------------
with respect to such Account.

          "Additional Interim Credit" shall have the meaning given such term in
           -------------------------
Section 4.02(d) hereof.

          "Adjusted Eligible Accounts Receivable" shall mean Eligible Accounts
           -------------------------------------
Receivable minus the Dilution Reserve.
           -----

          "Affiliate" shall mean, as to any Person, any other Person which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a
 -----------------
"Controlling Person") if the Controlling Person possesses, directly or
 ------------------
indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

          "Agent" shall have the meaning set forth in the Introduction.
           -----

          "Agreement" shall mean this Revolving Credit and Guaranty Agreement,
           ---------
as the same may from time to time be further amended, modified or supplemented.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest
                                 ----------
per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD
                                                                   -------
Rate" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD
----
Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate"
                                                  -----------------------------
shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the
                 ----------------------------
weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.
If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective

Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively. "Assessment Rate" shall mean for any date the
                               ---------------
annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

          "Assignment and Acceptance" shall mean an assignment and acceptance
           -------------------------
entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit D.

          "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as
           ---------------
heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
                                                                        -- ---

          "Bankruptcy Court" shall mean the United States Bankruptcy Court for
           ----------------
the District of Delaware or any other court having jurisdiction over the Cases from time to time.

          "Banks" shall have the meaning set forth in the Introduction.
           -----

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States.

          "Borrower" shall have the meaning set forth in the Introduction.
           --------

          "Borrowing" shall mean the incurrence of Loans made from all the Banks
           ---------
on a single date.

          "Borrowing Base" means, an amount equal to the sum, without
           --------------
duplication of (i) 80% of "Inpatient" Eligible Accounts Receivable minus (a) the Reserve for Cost Report Liabilities in Excess of the Medicaid Contra and (b) the Reserve for Cost Report Liabilities in Excess of the Medicare Contra, (ii) 80% of "LTAC" Eligible Accounts Receivable minus (a) the Reserve for Cost Report Liabilities in Excess of the Medicaid Contra and (b) the Reserve for Cost Report Liabilities in Excess of the Medicare Contra, (iii) 75% of APS "Part B" Adjusted Eligible Accounts Receivable, (iv) 75% of APS "Private" Adjusted Eligible Accounts Receivable, (v) 75 % of APS "Medicaid" Adjusted Eligible Accounts Receivable, provided that (x) in no event shall the contribution to the Borrowing Base for any Division be less than zero; and (y) the sum contribution of "Part B", "Private" and "Medicaid" shall not be greater than 25% of the sum contribution of "Inpatient" and "LTAC". The Borrowing Base shall be computed as of the end of each fiscal month; provided that the Borrowing Base in effect at any time shall be determined by reference to the most recent

Borrowing Base Certificate delivered to the Agent, absent any error in such Borrowing Base Certificate. Borrowing Base component definitions may be fixed and revised from time to time solely by the Agent in the exercise of its reasonable judgment, with any changes in such definitions to be effective 10 days after delivery of notice thereof to the Borrower.

          "Borrowing Base Certificate" shall have the meaning set forth in
           --------------------------
Section 5.06.

          "Budget" shall have the meaning set forth in Section 4.01(i).
           ------

          "Business Day" shall mean any day except a Saturday, Sunday or other
           ------------
day on which either (i) in the case of any action to be taken by the Bankruptcy Court or any filing with the Bankruptcy Court, the Court is "inaccessible" or is observing a "legal holiday" as provided in Rule 9006(a) of the Federal Rules of Bankruptcy Procedure, or (ii) in all other cases, any day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed).

          "Capital Expenditures" shall mean, for any period, the aggregate of
           --------------------
all expenditures (whether (1) paid in cash and not theretofore accrued subsequent to the date of this Agreement or (2) not previously paid in cash but accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

          "Capital Stock" shall mean any and all shares, interests,
           -------------
participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Capitalized Lease" shall mean, as applied to any Person, any lease of
           -----------------
property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Carve-Out" shall have the meaning set forth in Section 2.20.
           ---------

          "Cases" shall mean the Chapter 11 Cases of the Borrower and each of
           -----
the Guarantors pending in the Bankruptcy Court.

          "Change of Control" shall mean (i) the acquisition of ownership,
           -----------------
directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower, after the Filing Date, by Persons who were neither
(A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.

          "Chase" shall have the meaning set forth in the Introduction.
           -----

          "Closing Date" shall mean the date on which this Agreement has been
           ------------
executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the First Day Order, but not later than 15 days following the Filing Date.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" shall mean the Collateral under the Security and Pledge
           ----------
Agreement.

          "Commitment" shall mean, with respect to each Bank, the commitment of
           ----------
each Bank hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

          "Commitment Fee" shall have the meaning set forth in Section 2.17.
           --------------

          "Commitment Letter" shall mean that certain Commitment Letter dated
           -----------------
December 22, 1999 among the Agent, Chase Securities Inc. and the Borrower.

          "Commitment Percentage" shall mean at any time, with respect to each
           ---------------------
Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

          "Consummation Date" shall mean the date of the substantial
           -----------------
consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Borrower or any of the Guarantors that is confirmed pursuant to an order of the Bankruptcy Court.

          "Contractual Obligation" shall mean, as to any Person, any provision
           ----------------------
of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Deficiency Note" shall mean that certain Deficiency Note, made by the
           ---------------
Borrower, dated August 16, 1999 in the principal amount of $26,485,562.79 held by Bank of America, N.A.

          "Dilution Factor" shall mean with respect to any period, (a) the
           ---------------
aggregate amount of all deductions, contractual adjustments, other negative adjustments, credit memos and write-offs with respect to Accounts during such period, divided by (b) the aggregate gross charges attributable to Accounts during such period.

          "Dilution Reserve" shall mean, as of any date, (a) the Dilution Factor
           ----------------
for the immediately preceding twelve-month period (ending as of the date of the calculation of the Borrowing Base then in effect, which such date is set forth on the applicable Borrowing Base Certificate) multiplied by the (b) Eligible Accounts Receivable on such date.

          "Division" shall mean, as of any date, a functional entity of the
           --------
Borrower such as "Inpatient", "LTAC", or "APS".

          "Dollars" and "$" shall mean lawful money of the United States of
           ---------------
America.

          "EBITDA" shall mean, for any period, all as determined in accordance
           ------
with GAAP, the consolidated net income (or net loss) of the Borrower and the Guarantors for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge, (ix) the cumulative effect of any change in accounting principles and (x) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period less (b)
                                                            ----
extraordinary gains plus or minus (c) the amount of cash received or expended,
                    ----    -----
as the case may be, in such period in respect of any amount which, under clauses
(iii) and (viii) above, was taken into account in determining EBITDA for such or any prior period.

          "Eligible Accounts Receivable" means, at the time of any determination
           ----------------------------
thereof, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) arose from a completed, outright and lawful sale of goods or from the completed performance of patient-related services by the Borrower, any Guarantor or any Division in the ordinary course of business of the Borrower, any Guarantor or Division and in a manner consistent with current and historical business practices and (ii) is not ineligible for inclusion in the calculation of the Eligible Accounts Receivable pursuant to any of clauses (a) through (o) below or otherwise reasonably deemed by the Agent in good faith to be ineligible for inclusion in the calculation of Eligible Accounts Receivable as described below.

          Without limiting the foregoing, to qualify as an Eligible Accounts Receivable, an Account shall indicate as sole payee and as sole remittance party the Borrower, any Guarantor or any Division. In determining the amount to be so included, the face amount of an Account or Accounts shall be reduced by, without duplication, to the extent not reflected in such face amount, (a) the amount of all accrued and actual returns, contractual adjustments, discounts, claims, credits or credits pending, charges, price adjustments, freight or other allowances (including any amount that the Borrower or a Division, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (b) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement, (c) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower or the applicable Division to reduce the amount of such Account; and (d) the aggregate amount, without duplication, of reconciling items which reduce otherwise Eligible Accounts Receivable to the amounts shown on the Borrower's consolidating financial statements. Unless otherwise approved from time to time in writing by the Agent, no Account shall be an Eligible Accounts Receivable if, without duplication:

          (1) such Account represents charges for which a bill, claim, or other similar form used for billing purposes has not been generated; or

          (2) such Account arises out of a cost report settlement or other similar transaction; or

          (3) such Account arises out of a sale made by the Borrower or a Division to an Affiliate of the Borrower or a Division or an Affiliate of any subsidiary of the Borrower or Division; or

          (4) such Account (i) is unpaid more than 120 days with respect to an invoice date aging; (ii) is unpaid more than 90 days with respect to a due date aging; (iii) is unpaid more than 60 days with respect to a balance forward aging; or (iv) has been written off the accounting records of the Borrower or a Division or has been otherwise designated on such accounting records as uncollectible; or

          (5) the Account Debtor with respect to such Account (i) is a creditor of the Borrower, Guarantor or the respective Division, (ii) has or has asserted a right of set off against the Borrower, Guarantor or its respective Division and (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account which has not been resolved, in each case, without duplication, only to the extent of the amount owed to each Account Debtor by the Borrower, Guarantor or respective Division, provided that the
                                                          --------
total amount deducted from Eligible Accounts Receivable with respect to such Account Debtor shall not exceed the aggregate amount of all Accounts owed by such Account Debtor to the Borrower, Guarantor or respective Division (for calculation of this ineligible, for Medicare and Medicaid purposes, refer to
Schedule 1, page 2 of the Borrowing Base Certificate); or

          (6) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind; or

          (7) the Account is not payable in Dollars or the Account Debtor is either not incorporated under the laws of the United States of America, any state thereof or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States; or

          (8) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, extended terms or consignment or other similar basis; or

          (9) such Account does not comply in all material respects with the requirements of any applicable laws and regulations, whether federal, state or local (including Health Care Laws such as the rules and regulations of Governmental Authorities, JCAHO and other organizations exercising similar quasi-governmental or accreditation authority over hospitals or other facilities, the federal Consumer Credit Protection Act, the federal Truth in Lending Act and Regulation Z of the Board); or,

          (10) such Account represents an amount due directly from a patient (a natural person) and not a third party reimbursement agency, provided that in the case of the "Inpatient" Division no Account shall be excluded as a result of this clause (j) unless it is unpaid more than 30 days after the date of invoice; or

          (11) such Account represents an amount for which the third-party reimbursement agency is not obligated to pay because it has not yet been determined whether the patient meets all eligibility requirements, provided that in the case of the "Inpatient" Division no Account shall be excluded as a result of this clause (k) unless it is unpaid more than 60 days after the service date and the anticipated reimbursement agency is Medicaid from any state; or

          (12) such Account (i) is not solely and lawfully owned by the Borrower, Guarantor or a Division or the Borrower, Guarantor or Division does not have absolute title to such Account, (ii) is not subject to a valid and perfected first priority Lien in favor of the Agent for the benefit of the Banks, or (iii) does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts; or

          (13) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

          (14) all Accounts of any single Account Debtor other than a Medicaid or Medicare Account Debtor which, in the aggregate, exceed 15% of the total amount of all gross Accounts for the applicable Division to the extent of such excess; or

          (15) such Medicaid Account with respect to the APS Division is billed utilizing a system other than the Borrower's QS1 system or other system so approved by the Agent.

          Notwithstanding the foregoing, "Eligible Accounts Receivable" shall not include: (a) a "credit reclass reserve" equal to the greater of 1% of "Inpatient's" gross Accounts aging balance or $2,000,000 and (b) any individual Account that (i) arises from discontinued operations of the Borrower, Guarantor or any Division or (ii) was generated through the provision of goods or services at any hospital that (x) has lost its accreditation from JCAHO, (y) has lost its ability to provide reimbursed services for federally or state funded programs or
(z) is closed, abandoned or no longer
operating (other than pursuant to a sale of such Health Care Facility in an arms-length transaction permitted under this Agreement.)

          "Eligible Assignee" shall mean (i) a commercial bank having total
           -----------------
assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrower and the Agent.

          "Environmental Lien" shall mean a Lien in favor of any Governmental
           ------------------
Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

          "Event of Default" shall have the meaning given such term in Section
           ----------------
7.

          "Existing Agreements" shall mean the Existing Credit Agreement, the
           -------------------
Synthetic Guarantee, the Deficiency Note, and all of the other agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Existing Lenders, including without limitation, the security agreements, mortgages and leasehold mortgages listed on Schedule 1.01 hereto, each of which documents was executed and delivered (to the extent party thereto) by the Borrower and the Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

          "Existing Credit Agreement" shall mean that certain Credit Agreement
           -------------------------
dated as of November 4, 1997 among the Borrower (formerly known as Paragon Health Network, Inc.), the several lenders from time to time party thereto, Chase, as administrative agent, and Bank of America, N.A. (formerly known as Nationsbank, N.A.), as documentation agent, as heretofore amended.

          "Existing Lenders" shall mean, collectively, those certain lenders to
           ----------------
the Borrower and the Guarantors (to the extent party thereto) under any of the Existing Agreements, together with any successors or assigns thereof.

          "Fees" shall collectively mean the Commitment Fees, Letter of Credit
           ----
Fees and other fees referred to in Sections 2.16, 2.17 and 2.18.

          "Filing Date" shall mean January 18, 2000.
           -----------

          "Final Order" shall have the meaning given such term in Section
           -----------
4.02(d).

          "Financial Officer" shall mean the Chief Financial Officer, Treasurer
           -----------------
or Assistant Treasurer of the Borrower (or, in the case of a Guarantor, any Vice President in charge of financial matters).

          "First Day Order" shall have the meaning given such term in Section
           ---------------
4.01(b).

          "Fronting Bank" shall mean Chase or such other Bank (which other Bank
           -------------
shall be reasonably satisfactory to the Borrower) as may agree with Chase to act in such capacity.

          "Further Additional Credit" shall have the meaning given such term in
           -------------------------
Section 4.02(d).

          "GAAP" shall mean generally accepted accounting principles applied in
           ----
accordance with Section 1.02.

          "Governmental Authority" shall mean any federal, state, municipal or
           ----------------------
other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

          "Guarantor" shall have the meaning set forth in the Introduction.
           ---------

          "Health Care Facility" shall mean any ownership or leasehold interest
           --------------------
in a facility which provides any level of geriatric care, home care, medical care (including, without limitation, sub-acute care), assisted living or rehabilitative services, whether licensed as a skilled nursing facility, intermediate care facility, personal care facility, out-patient clinic or hospital (including, without limitation, any long-term acute care hospital) or any products or services reasonably related thereto.

          "Health Care Law" shall mean any and all applicable current and future
           ---------------
laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Department of Health and Human Services ("HHS"), the Office of Inspector General
                                          ---
of HHS, the Drug Enforcement Administration or any other Governmental Authority, including any state and/or local professional licensing laws, certificate of need laws and state reimbursement laws, in each case relating in any way to the conduct of the business of the Borrower or any Subsidiary and the provision of health care services generally.

          "Health Care Permit" shall mean every accreditation, authorization,
           ------------------
certificate of need, license or permit that is required by any applicable Governmental Authority to own, lease, operate or manage a Health Care Facility of the Borrower or any of its Subsidiaries.

          "HRPT" shall mean SPTMNR Properties Trust, a Maryland real estate
           ----
investment trust, as successor in interest to Health and Retirement Properties Trust, a real estate investment trust organized under the laws of the State of Maryland.

          "Indebtedness" shall mean, at any time and with respect to any Person,
           ------------
and without duplication (i) all indebtedness of such Person for borrowed money,
(ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of
(x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness,
(C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Insufficiency" shall mean, with respect to any Plan, the amount, if
           -------------
any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

          "Interim Order" shall have the meaning given such term in Section
           -------------
4.02(d).

          "Investments" shall have the meaning given such term in Section 6.10.
           -----------

          "JCAHO" shall mean the Joint Commission on Accreditation of Healthcare
           -----
Organizations, or any similar successor organization thereto.

          "Letter of Credit" shall mean any irrevocable letter of credit issued
           ----------------
pursuant to Section 2.03, which letter of credit shall be (i) a standby letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Guarantor, or for such other purposes as are reasonably acceptable to the Agent (including, without limitation, the replacement at the request of the Borrower of any expiring standby letter of credit issued under the Existing Credit Agreement), (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

          "Letter of Credit Account" shall mean the account established by the
           ------------------------
Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Mariner Post-Acute Network, Inc. Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.03(b) and 2.11.

          "Letter of Credit Fees" shall mean the fees payable in respect of
           ---------------------
Letters of Credit pursuant to Section 2.18.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
           -----------------------------
(i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and
            ----
not then reimbursed.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall have the meaning given such term in Section 2.01.
           ----

          "Loan Documents" shall mean this Agreement, the Letters of Credit, the
           --------------
Security and Pledge Agreement and any other instrument or agreement executed and delivered in connection herewith.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and the Guarantors taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder; provided,
                                                                      --------
that a Material Adverse Effect shall not be deemed to have occurred solely on account of the commencement of the Cases or on account of facts and circumstances disclosed in writing to the Banks prior to the Filing Date.

          "Maturity Date" shall mean January 19, 2001.
           -------------

          "MHG" shall mean Mariner Health Group, Inc., a Delaware corporation.
           ---

          "Medicaid or Medicare Account Debtor" shall mean any Account Debtor
           -----------------------------------
which is (i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" shall mean a Single Employer Plan, which (i)
           ----------------------
is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

          "Net Proceeds" shall mean, in respect of any sale of assets, the
           ------------
proceeds of such sale after the payment of or reservation for (i) expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, escrow fees, title insurance fees, and other similar costs that are directly related to the sale and (ii) the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the Banks.

          "NHP" shall mean Nationwide Health Properties, Inc., a Maryland
           ---
corporation.

          "Obligations" shall mean (a) the due and punctual payment of principal
           -----------
of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Banks and the Agent under the Loan Documents.

          "Omega" shall mean Omega Healthcare Investors, Inc., a Maryland
           -----
corporation.

          "Orders" shall mean the First Day Order, the Interim Order and the
           ------
Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d).

          "Original Required Banks" shall mean the Banks party to this Agreement
           -----------------------
on the date hereof having Commitments representing in excess of 50% of the Total Commitment, provided that, for the purposes of this definition, Highland Capital
            --------
Management, L.P. (or any of its Affiliates) shall be included as a Bank in determining the Original Required Banks, from and after the time at which it shall have received an assignment of a portion of Chase's Commitment hereunder, but only if such assignment shall have occurred within 30 days of the Filing Date.

          "Other Taxes" shall have the meaning given such term in Section 2.15.
           -----------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
           ----
successor agency or entity performing substantially the same functions.

          "Pension Plan" shall mean a defined benefit pension or retirement plan
           ------------
which meets and is subject to the requirements of Section 401(a) of the Code.

          "Permitted Adequate Protection Lien" shall mean (i) a Lien in favor of
           ----------------------------------
any of the Real Estate Financiers in the postpetition inventory, Accounts or other rights to payment relating to a particular Health Care Facility, Borrower, or Guarantor, as approved by the Bankruptcy Court after notice to the Agent, for the sole purpose of providing such holder of Indebtedness with "adequate protection" (as that term is used in Bankruptcy Code sections 361 through 364) to the extent (x) such holder as of the Filing Date held valid, enforceable and non-avoidable Liens in the prepetition inventory, Accounts or other rights to payment relating to such Health Care Facility, Borrower or Guarantor (as applicable), and (y) such holder's interests in such prepetition inventory, Accounts or other rights to payment are impaired or diminished as a result of the use, sale or lease of such inventory, Accounts or other rights to payment by the Borrower or Guarantors during the Cases; or (ii) other Liens for adequate protection approved by Required Lenders and by the Bankruptcy Court.

          "Permitted Investments" shall mean:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

          (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, provided, that if such bank is not a Bank hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein, except to the extent of chargebacks for returned items and for fees charged for maintaining such cash management system, or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

          (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through
(e) above; and

          (g) to the extent owned on the Filing Date, investments in the capital stock of any direct or indirect Subsidiary of the Borrower.

          "Permitted Liens" shall mean (i) Liens imposed by law (other than
           ---------------
Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by
Section 6.03(iii) solely for the purpose of financing the acquisition of such property; (vi) Liens consisting of rights of patients in respect of patient trust accounts held pursuant to the Omnibus Budget and Reconciliation Act of 1987, 28 U.S.C., (S)483.10(C) and the regulations of the Health Care Financing Administration; (vii) Liens on unearned premium refunds and policy proceeds incurred in the ordinary course of business in connection with the purchase of casualty, health, and other types of insurance; (viii) Permitted Adequate Protection Liens; (ix) other Liens securing other obligations of the Borrower and the Guarantors in an amount not to exceed $500,000 in the aggregate and (x) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (ix) above, provided that the principal amount of the obligation secured thereby is not
--------
increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

          "Person" shall mean any natural person, corporation, division of a
           ------
corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.
           ----

          "Prepayment Date" shall mean the first Business Day that is at least
           ---------------
thirty (30) days after the entry of the First Day Order (or if no First Day Order is entered, the Interim Order) or such later date as is satisfactory to the Original Required Banks by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

          "Pre-Petition Agent" shall mean The Chase Manhattan Bank, as
           ------------------
administrative agent under the Existing Credit Agreement.

          "Pre-Petition Payment" shall mean a payment (by way of adequate
           --------------------
protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Real Estate Financiers" shall mean, collectively, HRPT, Omega,
           ----------------------
SouthTrust, NHP (insofar as inventory, but not Accounts or other rights to payment, are concerned) and holders of other Indebtedness in an aggregate amount for all such other Indebtedness not in excess of $1,000,000, as to which such holders as of the Filing Date hold valid, enforceable and non-avoidable Liens in the prepetition inventory, Accounts or other rights to payment relating to a Health Care Facility, the Borrower or a Guarantor (as applicable).

          "Register" shall have the meaning set forth in Section 10.03(d).
           --------

          "Reorganization Plan" shall mean a plan of reorganization in any of
           -------------------
the Cases.

          "Required Banks" shall mean, at any time, Banks holding Loans
           --------------
representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, Banks having Commitments representing in excess of 50% of the Total Commitment.

          "Requirement of Law" shall mean, as to any Person, the Certificate or
           ------------------
Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve for Cost Report Liabilities in Excess of the Medicaid Contra"
           --------------------------------------------------------------------
shall mean all net cost report liabilities remaining after excluding net cost report liabilities equal to or lesser than the Eligible Account Receivable for Medicaid (for calculation of this amount, see Schedule 1, page 2 of the Borrowing Base Certificate).

          "Reserve for Cost Report Liabilities in Excess of the Medicare Contra"
           --------------------------------------------------------------------
shall mean all net cost report liabilities remaining after excluding net cost report liabilities equal to or lesser than the Eligible Account Receivable for Medicare (for calculation of this amount, see Schedule 1, page 2 of the Borrowing Base Certificate).

          "Responsible Officer" shall mean, with respect to the Borrower or any
           -------------------
Guarantor, the chief executive officer, president, chief financial officer, treasurer or vice president in charge of financial matters thereof, but in any event, with respect to financial matters, the treasurer or vice president in charge of financial matters thereof.

          "Security and Pledge Agreement" shall have the meaning set forth in
           -----------------------------
Section 4.01(c).

          "Single Employer Plan" shall mean a single employer plan, as defined
           --------------------
in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

          "Social Security Act" shall mean the Social Security Act as codified
           -------------------
at 42 U.S.C. (S)1395 et. seq.

          "SouthTrust" shall mean SouthTrust Bank of Alabama, National
           ----------
Association, a national banking association, and its successors and assigns (including LaSalle National Bank, as trustee).

          "Statutory Reserves" shall mean on any date the percentage (expressed
           ------------------
as a decimal) established by the Board and any other banking authority which is for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more. Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

          "Subsidiary" shall mean, with respect to any Person (herein referred
           ----------
to as the "parent"), any corporation, association or other business entity
           ------
(whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Super-majority Banks" shall have the meaning given such term in
           --------------------
Section 10.10(b).

          "Superpriority Claim" shall mean a claim against the Borrower and any
           -------------------
Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

          "Synthetic Guarantee" shall mean that certain Amended and Restated
           -------------------
Guarantee dated as of November 4, 1997, as heretofore amended, made by the Borrower and the Guarantors signatory thereto in favor of Chase, as administrative agent for the lenders under that certain Amended and Restated Credit Agreement dated as of November 4, 1997, as heretofore amended, to which FBTC Leasing Corp., among others, is a party, and the instruments and agreements executed in connection therewith (it being understood that the obligations of the Borrower and such Guarantors signatory thereto under or in connection with the Synthetic Guarantee and the instruments and agreements executed in connection therewith shall include, without limitation, such direct obligations as the Borrower and such Guarantors may have to FBTC Leasing Corp. and the other lenders party to such Amended and Restated Credit Agreement upon and after the entry of an order approving that certain Stipulation Acknowledging Ownership of Properties Subject to "Synthetic Lease Transactions" among certain parties including FBTC Leasing Corp., Chase as administrative agent, the Borrower and the Guarantors (including Living Centers Holding Corp.), as described in Section 4.02(e)).

          "Taxes" shall have the meaning given such term in Section 2.15.
           -----

          "Termination Date" shall mean the earliest to occur of (i) the
           ----------------
Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

          "Termination Event" shall mean (i) a "reportable event", as such term
           -----------------
is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR (S)(S)2615.21 or 2615.23 and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or
(ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or
(iv) the institution of proceedings to terminate a Plan by the PBGC under
Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

          "Total Commitment" shall mean, at any time, the sum of the Commitments
           ----------------
at such time.

          "Transferee" shall have the meaning given such term in Section 2.18.
           ----------

          "Unused Total Commitment" shall mean, at any time, (i) the Total
           -----------------------
Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

          "Withdrawal Liability" shall have the meaning given such term under
           --------------------
Part I of Subtitle E of Title IV of ERISA.

     SECTION 2.2   Terms Generally. The definitions in Section 1.01 shall apply
                   ---------------
equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any
      --------  -------
covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.

SECTION 3.  AMOUNT AND TERMS OF CREDIT.

     SECTION 3.1   Commitment of the Banks.
                   -----------------------

          (1) Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.25), to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time
               ----                         -----
and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Bank's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the ratable portion of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(b) and allocable to such Bank), the Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate
                                                    ----
Letter of Credit Outstandings exceed the lesser of (i) the Total Commitment of $100,000,000, as the same may be reduced from time to time pursuant to Section 2.10, and (ii) the Borrowing Base.

          (2)  Each Borrowing shall be made by the Banks pro rata in accordance
                                                         --- ----
with their respective Commitments; provided, however, that the failure of any
                                   --------  -------
Bank to make any Loan shall not in itself relieve the other Banks of their obligations to lend.

     SECTION 3.2   Borrowing Base.  Notwithstanding any other provision of this
                   --------------
Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings shall not at any
      ----
time exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

     SECTION 3.3   Letters of Credit.
                   -----------------

          (1) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such
--------
issuance (i) the aggregate Letter of Credit Outstandings shall exceed $10,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment and, provided further that no Letter of Credit shall be issued if the
                -------- -------
Fronting Bank shall have received notice from the Agent or the Required Banks that the conditions to such issuance have not been met.

          (2) No Letter of Credit shall expire later than 60 days after the Maturity Date, provided that if any Letter of Credit shall be outstanding on the
               --------
Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "canceled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), is in an amount equal to

105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

          (3) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.18 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

          (4) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date such draw is honored and shall bear interest from the date such draw is honored until the first Business Day following the date such draw is honored at a rate per annum equal to the Alternate Base Rate plus 3% and thereafter until
                                           ----
reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 5%
                                                                        ----
(computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing initiated by the Agent without the satisfaction of the conditions precedent set forth in Section 4.02 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Bank agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.02 or 2.25. If such draw occurs on or after the Termination Date, the Borrower shall reimburse the Fronting Bank first from any cash deposit or cash proceeds of a back-to-back letter of credit in accordance with Section 2.03(b), and then from the Borrower's other assets.

          (5) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Bank other than such Fronting Bank and each such other Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

          (6) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make available to the Fronting Bank such Bank's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall pay to each Bank which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

     SECTION 3.4   Issuance. Whenever the Borrower desires a Fronting Bank to
                   --------
issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

     SECTION 3.5   Nature of Letter of Credit Obligations Absolute. The
                   -----------------------------------------------
obligations of the Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

     SECTION 3.6   Making of Loans.
                   ----------------

          (1) Each Bank may fulfill its Commitment with respect to any Loan by causing any lending office of such Bank to make such Loan; provided that any
                                                           --------
such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Bank shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.13.

          (2) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least one Business Day (except as provided in the last sentence of this Section 2.06(b)), such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the first Business Day preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.06(b). The Agent shall promptly notify each Bank of its proportionate share of such Borrowing and the date of such Borrowing. On the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Banks to fund any Borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to Loans of $5,000,000 or less, the Banks shall make such Borrowings available to the Borrower by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing by 12:00 noon, New York City time, provided that the Agent has
                                                  --------
notified the Banks thereof by 2:00 p.m., New York City time, on such day.

     SECTION 3.7   Repayment of Loans; Evidence of Debt.
                   ------------------------------------

          (1) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan on the Termination Date.

          (2) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

          (3) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank's share thereof.

          (4)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (5) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 3.8   Interest on Loans.
                   -----------------

          (1) Subject to the provisions of Section 2.09, each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 3%.
                                                                  ----

          (2) Accrued interest on all Loans shall be payable in arrears on the last calendar day of each month, at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).

     SECTION 3.9   Default Interest. If the Borrower or any Guarantor, as the
                   ----------------
case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 5%.
          ----

     SECTION 3.10  Optional Termination or Reduction of Commitment. Upon at
                   -----------------------------------------------
least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Unused Total Commitment shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Total Commitment, the Borrower shall pay to the Agent for the account of each Bank the Commitment Fee accrued on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of
                                          --- ----
each Bank.

     SECTION 3.11  Mandatory Prepayment; Commitment Termination; Cash
                   --------------------------------------------------
Collateral.
----------

          (1) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds the lesser of (x) the Total Commitment and (y) the Borrowing Base, the Borrower will within three Business Days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit
                                          ----
Outstandings to be equal to or less than the Total Commitment and/or the Borrowing Base, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the Total Commitment and/or the Borrowing Base, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Total Commitment or Borrowing Base, as the case may be.

          (2) Upon the sale or other disposition of any of the properties the completion of which was financed with the proceeds of Loans as permitted by
Section 3.10, the Borrower shall first apply that portion of the Net Proceeds thereof that is equal to the principal amount of Loans so utilized for such completion to the prepayment of the Loans.

          (3) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the sum of the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with
Section 2.03(b).

     SECTION 3.12  Optional Prepayment of Loans. The Borrower shall have the
                   ----------------------------
right at any time and from time to time to prepay any Loans, in whole or in part, on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 1:00 p.m., New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; provided, however, that each such partial prepayment shall be in multiples of
--------  -------
$1,000,000. Each notice of prepayment shall specify the prepayment date and the principal amount of the Loans to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan in the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

     SECTION 3.13  Reserve Requirements; Change in Circumstances.
                   ---------------------------------------------

          (1) If any Bank shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

          (2) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) above, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

          (3) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 3.14  Pro Rata Treatment, etc. All payments and repayments of
                   -----------------------
principal and interest in respect of the Loans (except as provided in Sections 2.13) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full.

     SECTION 3.15  Taxes.
                   -----

          (1) Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by
                                  ---------
the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or
                       ----------
any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or in which the applicable lending office of any such Bank (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments
                                      -------
hereunder to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any
                                              -----
Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (2) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
                                                                  -----------

          (3) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Bank (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Bank (or Transferee) or the Agent and without additional interest thereon; provided that the Borrower, upon the request of such Bank (or
                  --------
Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

          (4) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

          (5) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (6) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including
(A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or are not subject to United States federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

          (7) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

          (8) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.15 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank (or Transferee), be otherwise materially disadvantageous to such Bank (or Transferee).

     SECTION 3.16  Certain Fees. The Borrower shall pay to the Agent, for the
                   ------------
respective accounts of the Agent and the Banks, the fees set forth in that certain letter dated December 22, 1999 among the Agent, Chase Securities Inc. and the Borrower at the times set forth therein.

     SECTION 3.17  Commitment Fee. The Borrower shall pay to the Banks a
                   --------------
commitment fee (the "Commitment Fee") for the period commencing on the date the
                     --------------
Commitment Letter is executed to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one percent (1%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

     SECTION 3.18  Letter of Credit Fees. The Borrower shall pay with respect to
                   ---------------------
each Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of three percent (3%) per annum on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of expiry or draw of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

     SECTION 3.19  Nature of Fees. All Fees shall be paid on the dates due, in
                   --------------
immediately available funds, to the Agent for the respective accounts of the Agent and the Banks, as provided herein and in the letter described in Section
2.16.  Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 3.20  Priority and Liens.
                   ------------------

          (1) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the First Day Order, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.03 (vi): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by perfected first priority Liens on all unencumbered pre-petition and post-petition property of the Borrower and the Guarantors (including, without limitation, all Accounts arising after the Filing Date, except as otherwise provided in subparagraph (iii) below or in the Orders, with any such Account on which the Agent and the Banks do not have a first priority perfected Lien being excluded from the Borrowing Base, but excluding bankruptcy causes of action, it being understood that, notwithstanding such exclusion, the proceeds of such causes of action shall be available for the repayment of the Obligations) and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by perfected Liens upon all pre-petition and post-petition property of the Borrower and the Guarantors (including, without limitation, Accounts in existence as of the Filing Date that are subject to valid and perfected Liens in favor of the Real Estate Financiers and the proceeds thereof, but not including property that is subject to existing Liens that presently secure the obligations of the Borrower and the Guarantors under the Existing Agreements as to which the Liens in favor of the Agent and the Banks will be as described in clause (iv) of this sentence) that is subject to valid and perfected Liens in existence on the Filing Date or to Permitted Liens, junior to such valid and perfected Liens; and
(iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by perfected first priority, senior priming Liens on all pre-petition and post-petition property of the Borrower and the Guarantors that is subject to (A) the existing Liens that secure the obligations of the Borrower and the Guarantors under and in connection with the Existing Agreements (subject to any Liens in existence on the Filing Date to which the Liens being primed hereby are subject or become subject) but excluding from such priming Liens (but not from the Liens described in clause (iii) of this sentence) the Liens of the Synthetic Agent to the extent of the Tranche B Loans and of FBTC Leasing Corp. to the extent of the Lessor Contributions and related obligations (under and as each such term is described in the Amended and Restated Credit Agreement that is referred to in the definition of the term "Synthetic Guarantee" herein) and (B) any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreements; subject only to (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of (1) accrued and unpaid professional fees and disbursements theretofore incurred or incurred after the cure or waiver of such Event of Default or event, and (2) professional fees and disbursements incurred during the time of such continuance in an aggregate amount not in excess of $2,500,000, in each case by the Borrower, the Guarantors and any statutory committee appointed in the Cases and allowed by an order of the Bankruptcy Court and (y) the payment of unpaid fees pursuant to 28 U.S.C. (S) 1930 and to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"), provided that following
                                         ---------    --------
the Termination Date amounts in the Letter of Credit Account shall not be subject to the Carve-Out, and provided, further, that, except as otherwise
                                 --------  -------
provided in the Orders, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Borrower and the Guarantors owing to the Existing Lenders or to the collateral securing such indebtedness. The Banks agree that so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. (S) 330 and 11 U.S.C. (S) 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

          (2) Subject to the Carve-Out and Permitted Liens, as to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to a leasehold interest, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, and (as applicable under relevant state law) conveys security title to, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Banks (with the priorities described above) all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Banks in all of such real property and leasehold instruments shall be perfected without the recordation of any mortgages, deeds of trust, deeds to secure debt or assignments. The Borrower and each Guarantor further agrees that, upon the request of the Agent, the Borrower and such Guarantor shall enter into separate fee and leasehold mortgages, deeds of trust, deeds to secure debt, collateral assignments or similar instruments in recordable form with respect to such properties on terms reasonably satisfactory to the Agent.

     SECTION 3.21  Right of Set-Off. Subject to the provisions of Section 7.01,
                   ----------------
upon the occurrence and during the continuance of any Event of Default and the Carve-Out the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Bank and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agent, as the case may be, provided that the failure to give such notice shall
                           --------
not affect the validity of such set-off and application. The rights of each Bank and the Agent under this Section are in addition to other rights and remedies which such Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 3.22  Security Interest in Letter of Credit Account. Pursuant to
                   ---------------------------------------------
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the

Agent, for its benefit and for the ratable benefit of the Banks, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Banks, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise.

     SECTION 3.23  Payment of Obligations. Subject to the provisions of Section
                   ----------------------
7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Banks shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     SECTION 3.24  No Discharge; Survival of Claims. Each of the Borrower and
                   --------------------------------
the Guarantors agrees that (i) its Obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Banks pursuant to the Orders and described in Section 2.20 and the Liens granted to the Agent pursuant to the Orders and described in Sections 2.20 and 2.22 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

     SECTION 3.25  Use of Cash Collateral. Notwithstanding anything to the
                   ----------------------
contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.06 or request the issuance of a Letter of Credit under
Section 2.04 unless the Bankruptcy Court shall have entered the First Day Order or (ii) to request a Borrowing under Section 2.06 unless the Borrower and the Guarantors shall at that time have the use of all cash collateral subject to the Orders for the purposes described in Section 3.10.

SECTION 4.   REPRESENTATIONS AND WARRANTIES

          In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

     SECTION 4.1   Organization and Authority. Each of the Borrower and the
                   --------------------------
Guarantors (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (ii) subject to the entry by the Bankruptcy Court of the First Day Order (or the Interim Order or the Final Order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the First Day Order (or the Interim Order or the Final Order, when applicable) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     SECTION 4.2   Due Execution. Upon the entry by the Bankruptcy Court of the
                   -------------
First Day Order (or the Interim Order or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, the violation of which could reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in a breach of, or constitute a default under, any indenture, mortgage or deed of trust entered into after the Filing Date or any lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, in each case which conflict, breach or default could reasonably be expected to have a Material Adverse Effect, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the First Day Order (or the Interim Order or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

     SECTION 4.3   Statements Made. The information that has been delivered in
                   ---------------
writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, as of the date so delivered, contained no untrue statement of a material fact and did not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

     SECTION 4.4   Financial Statements. The Borrower has furnished the Banks
                   --------------------
with copies of (i) the audited consolidated financial statement and schedules of the Borrower for the fiscal year ended September 30, 1998 and (ii) the unaudited consolidated financial statement and schedules of the Borrower for the fiscal quarter ended June 30, 1999. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its consolidated Subsidiaries, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal year ended September 30, 1998 or the fiscal quarter ended June 30, 1999 other than those which have been disclosed to the Banks in writing and those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent).

     SECTION 4.5   Ownership. Except as set forth on Schedule 3.05, (a) each of
                   ---------
the Persons listed on Schedule 3.05 is a wholly-owned, direct or indirect Subsidiary of the Borrower and (b) the Borrower owns no other Subsidiaries, whether directly or indirectly, other than MHG and the direct and indirect subsidiaries of MHG.

     SECTION 4.6   Liens. Except for Liens existing on the Filing Date as
                   -----
reflected on Schedule 3.06 (which Schedules shall be deemed to include any Liens disclosed by the Lien search reports delivered to the Agent pursuant to Section 4.02(h) hereof, which reports are required to be satisfactory to the Agent and the Original Required Banks), there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than Liens permitted pursuant to Section 6.01. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Banks as provided for in this Agreement and Permitted Adequate Protection Liens.

     SECTION 4.7   Compliance with Law. Except as set forth in a letter dated
                   -------------------
the Closing Date heretofore delivered to the Agent and the Banks (which letter need not duplicate disclosures referred to in Section 3.13) and except for matters which, singly or in the aggregate could not reasonably expected to have a Material Adverse Effect:

          (1) (i) To the knowledge of the Borrower or the Guarantors, the operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.); (ii) to the
                                                     -- ---
Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

          (2) Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority.

     SECTION 4.8   Insurance. All policies of insurance of any kind or nature
                   ---------
owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage (including self insurance) as is customarily carried by companies of the size and character of the Borrower and the Guarantors.

     SECTION 4.9   The Orders. On the date of the making of the initial Loans or
                   ----------
the issuance of the initial Letters of Credit hereunder, whichever first occurs, the First Day Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded (without the prior written consent of the Agent). On the date of the making of any Loan or the issuance of any Letter of Credit, the First Day Order, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded (without the prior written consent of the Agent). Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Banks shall, subject to the provisions of Section 7.01 and the Carve-Out, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

     SECTION 4.10  Use of Proceeds. The proceeds of the Loans shall be used for
                   ---------------
working capital and other general corporate purposes of the Borrower and the Guarantors consistent with the Budget (including periodic updates thereof), which shall include the completion, for not more than $8,800,000, of certain properties that, on the Filing Date, shall have been partially constructed with the proceeds of certain of the loans involving, among others, FBTC Leasing Corp. relating to the Synthetic Guarantee.

     SECTION 4.11  Litigation.  Other than as set forth in a letter dated the
                   ----------
Closing Date heretofore delivered to the Agent and the Banks or as disclosed pursuant to Section 5.05(b), there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Borrower or the Guarantors would have a Material Adverse Effect.

     SECTION 4.12  Year 2000 Matters. Any reprogramming required to permit the
                   -----------------
proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, has been completed in all material respects. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with the ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

     SECTION 4.13  Health Care Permits. Other than as set forth in a letter
                   -------------------
dated the Closing Date heretofore delivered to the Agent of the Banks:

          (1) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and the Guarantors now has, and has no reason to believe it will not be able to maintain in effect, all Health Care Permits necessary for the lawful conduct of its business or operations wherever now conducted and as planned to be conducted, without limitation, the ownership and operation of its Health Care Facilities pursuant to all Requirements of Law, (ii) all such Health Care Permits are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, (iii) the Borrower and each of the Guarantors is substantially complying with the requirements of each such Health Care Permit, and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a violation thereof, (iv) neither the Borrower nor any of the Guarantors has received any written notice of any violation of any Requirement of Law, (v) to the knowledge of the Borrower, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time, or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Health Care Permit, (vi) there is no claim filed with any Governmental Authority of which the Borrower or any of the Guarantors has been notified in writing challenging the validity of any such Health Care Permit and (vii) the continuation, validity and effectiveness of all such Health Care Permits will not be adversely affected by the execution and performance of this Agreement or any of the other Loan Documents.

          (2) All Health Care Facilities owned, leased, managed or operated by the Borrower or any of the Guarantors are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that the Borrower or any of the Guarantors has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto. There are no proceedings pending or, to the knowledge of the Borrower, any proceedings threatened or investigations pending or threatened, by any Governmental Authority with respect to the Borrower's or any of its Subsidiaries' participation in the Medicare, Medicaid or related reimbursement programs and which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.  CONDITIONS OF LENDING

     SECTION 5.1   Conditions Precedent to Initial Loans and Initial Letters of
                   ------------------------------------------------------------
Credit. The obligation of the Banks to make the initial Loans or the Fronting
------
Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

          (1)  Supporting Documents.  The Agent shall have received for each of
               --------------------
the Borrower and the Guarantors:

               (1) a copy of such entity's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

               (2) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

               (3) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

          (2)  First Day Order.
               ---------------

               (1) At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-1 (the "First Day Order") approving the Loan Documents and
                            ---------------
          granting the Superpriority Claim status and senior priming and other Liens described in Section 2.20 which First Day Order: (i) shall have been entered, with the consent or non-objection of a preponderance, as determined by the Agent in its sole judgment, of the Existing Lenders, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Existing Lenders) as may in each case be reasonably satisfactory to the Agent; (ii) shall authorize extensions of credit in an amount not in excess of $25,000,000; (iii) shall approve the payment by the Borrower of all of the Fees set forth in Section 2.16; (iv) shall be in full force and effect; and (v) shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent (on behalf of the Original Required Banks), and, if the First Day Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

               (2) In addition, the First Day Order shall authorize the use by the Borrower and the Guarantors of any cash collateral in which any Existing Lender under the Existing Agreements may have an interest and shall provide, as adequate protection for the use of such cash collateral and the priming of the Liens granted pursuant to the Existing Agreements contemplated hereby and subject to the Carve-Out, for (A) a superpriority claim as contemplated by Section 507(b) of the Bankruptcy Code immediately junior to the claims under Section 364(c)(1) of the Bankruptcy Code held by the Agent and the Banks, (B) a replacement Lien on substantially all of the assets of the Borrower and the Guarantors having a priority immediately junior to, and subject to the same limitations as are applicable to, the priming and other Liens granted in favor of the Agent and the Banks hereunder and under the other Loan Documents (and, in the case of Accounts arising on or after the Filing Date out of the use of the properties that are subject as of the Filing Date to valid and perfected Liens in favor of the Real Estate Financiers, also junior to adequate protection Liens on such Accounts that may be granted in favor of the Real Estate Financiers), (C) the payment on a current basis of the reasonable fees and disbursements of respective professionals (including, but not limited to, the reasonable fees and disbursements of counsel and internal and third-party consultants, including financial consultants, and auditors) for the Pre-Petition Agent (including the payment on the Closing Date or as soon thereafter as is practicable of any unpaid pre-petition fees and expenses), the payment of counsel fees and disbursements of members of the Steering Committee acting under the Existing Credit Agreement and the continuation of the payment to the Pre-Petition Agent on a current basis of the administration fees that are provided for under the Existing Credit Agreement and (D) the payment to the Existing Lenders, so long as no Event of Default or event, which upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing, of (x) any cash proceeds received by the Borrower pursuant to any settlement of the "prudent buyer" dispute with the Health Care Financing Administration and (y) 75% of the Net Proceeds of asset sales or dispositions permitted hereunder, the proceeds of which are not required to be applied to the Loans pursuant to Section 2.11(b).

               (3) Insofar as the Department of Health and Human Services ("HHS") and the Healthcare Finance Administration ("HCFA") are
            ---                                               ----
          concerned, the condition in this Section shall be deemed to have been satisfied if either (x) the First Day Order shall contain a paragraph limiting the recoupment rights of HHS and HCFA as set forth in Exhibit A-1 or (y) HHS and the Borrower shall have entered into a stipulation with respect to Accounts that are included in the Borrowing Base on terms substantially similar to the terms of the stipulation entered into on November 4, 1999 between HHS and Sun Healthcare Group, Inc., et al., and otherwise satisfactory to the Agent and the Banks.
          -----

          (3)  Security and Pledge Agreement.  The Borrower and each of the
               -----------------------------
Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and
                                                              ------------
Pledge Agreement").
----------------

          (4)  First Day Orders.  All of the "first day orders" entered by the
               ----------------
Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent and the Original Required Banks.

          (5)  Opinion of Counsel.  Unless the Agent shall have agreed that the
               ------------------
condition set forth in this Section may be satisfied at the time of the entry of the Interim Order, the Agent and the Banks shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent and the Original Required Banks, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C.

          (6)  Payment of Fees.  The Borrower shall have paid to the Agent the
               ---------------
then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.16.

          (7)  Corporate and Judicial Proceedings.  All corporate and judicial
               ----------------------------------
proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and the Original Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

          (8)  Information.  The Agent shall have received such information
               -----------
(financial or otherwise) as may be reasonably requested by the Agent and shall have discussed the Borrower's business plan heretofore delivered to the Agent with the Borrower's management and shall be reasonably satisfied with the nature and substance of such discussions.

          (9)  Budget.  The Agent shall have received from the Borrower a budget
               ------
detailing the Borrower's anticipated cash receipts and disbursements for the period through the Maturity Date and setting forth the anticipated uses of the Commitment that is reasonably satisfactory in form and substance to the Agent and the Original Required Banks (the "Budget").
      ------

          (j)  Compliance with Laws.  The Borrower and the Guarantors shall have
               --------------------
granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations reasonably requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and be reasonably satisfied that the costs of maintaining such compliance will not have a Material Adverse Effect.

          (k)  Closing Documents.  The Agent shall have received all documents
               -----------------
required by this Agreement reasonably satisfactory in form and substance to the Agent.

  SECTION 5.2  Conditions Precedent to Each Loan and Each Letter of Credit.
               -----------------------------------------------------------
The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

          (1)  Notice.  The Agent shall have received a notice with respect to
               ------
such borrowing or issuance, as the case may be, as required by Section 2.

          (2)  Representations and Warranties.  All representations and
               ------------------------------
warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

          (3)  No Default.  On the date of each Borrowing hereunder or the
               ----------
issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

          (4)  Orders.  The First Day Order shall be in full force and effect
               ------
and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent (on behalf of the Original Required Banks), provided, that (i) at the time of the making of any Loan or the
                 --------
issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the First Day Order (collectively, the "Additional Interim Credit"), the Agent and each of
                              -------------------------
the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-2 (the "Interim Order"), which, in
                                                     -------------
any event, shall have been entered by the Bankruptcy Court no later than 10 days after the entry of the First Day Order and shall authorize extensions of credit in an amount not in excess of $50,000,000, taken together with the extensions of credit that were authorized by the First Day Order, and at the time of the extension of any Additional Interim Credit the Interim Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent (on behalf of the Original Required Banks); and if either the First Day Order or the Interim Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal and (ii) at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Further Additional Credit"), the Agent and each of the Banks
                    -------------------------
shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-3 (the "Final Order"), which, in any event,
                                            -----------
shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the First Day Order, and at the time of the extension of any Further Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent (on behalf of the Original Required Banks); and if any of the First Day Order, the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

          (5)  Synthetic Leases.  At the time of the extension of any Additional
               ----------------
Interim Credit, the Bankruptcy Court shall have "so ordered" a stipulation executed by, among others, the Borrower and FBTC Leasing Corp., in form and substance satisfactory to the Agent and the Original Required Banks, regarding the treatment of the "synthetic lease" transactions with FBTC Leasing Corp.

          (6)  Payment of Fees.  The Borrower shall have paid to the Agent the
               ---------------
then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.16.

          (7)  Borrowing Base Certificate.  The Agent shall have received the
               --------------------------
timely delivery of the most recent Borrowing Base Certificate required pursuant to Section 5.06.

          (8)  UCC Searches.   At the time of the making of the first Loan or
               ------------
the issuance of the first Letter of Credit following the entry of the Final Order, the Agent shall have received UCC searches conducted in the jurisdictions in which the Borrower and the Guarantors conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than Liens granted (or otherwise permitted) under the Existing Agreements or Permitted Liens and such other Liens as may be satisfactory to the Agent and the Original Required Banks.

          (9)  Usage.  The use of such extension of credit shall be consistent
               -----
with the Budget, as updated from time to time.

          (10) Overhead.  No later than the date of the entry of the Interim
               --------
Order, the Bankruptcy Court shall have entered orders (in the cases of each of the Borrower and MHG), which orders may be included in the Orders and any corresponding orders in the MHG bankruptcy cases, in form and substance satisfactory to the Agent and the Original Required Banks, regarding the payment by MHG and its Subsidiaries that are debtors in cases under Chapter 11 of the Bankruptcy Code of a weekly overhead fee to the Borrower in an amount satisfactory to the Agent and the Original Required Banks that shall in no event be less than 5% of MHG's and such debtor Subsidiaries' net revenues for prior periods, excluding any management fees received from third parties and paid directly to the Borrower during such periods, and at the time of each extension of credit thereafter such orders shall be in full force and effect.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 6. AFFIRMATIVE COVENANTS

          From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will:

  SECTION 6.1  Financial Statements, Reports, etc. In the case of the
               ----------------------------------
Borrower and the Guarantors, deliver to the Agent and each of the Banks:

          (1) On or before January 25, 2000, the Borrower's consolidated balance sheet and related consolidated statements of income, consolidated cash flows, and consolidated statement of changes in shareholders' equity, showing the consolidated financial condition and the consolidated results of operations of the Borrower and its Subsidiaries (excluding MHG and its Subsidiaries) as of and for the fiscal year ended September 30, 1999, such financial statements to be audited by Ernst & Young LLP or other independent public accountants of recognized national standing reasonably acceptable to the Original Required Banks and accompanied by an opinion of such accountants which (1) shall not be qualified in any material respect other than with respect to the Cases, (2) may contain an explanatory paragraph expressing doubt about the Borrower's ability to continue as a going concern, and (3) shall refer to the notes to the financial statements (which notes may state that the financial statements are not prepared in accordance with GAAP since GAAP would require that the accounts of MHG and its Subsidiaries be included in the Borrower's consolidated financial statements). Such consolidated financial statements shall include in the notes to the financial statements disclosure of segment information as required by Financial Accounting Standards Board Statement No. 131 "Disclosures and Segments of an Enterprise and Related Information" except that MHG and its Subsidiaries may be excluded. Such consolidated financial statements shall be accompanied by a certification by a Financial Officer of the Borrower certifying that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries (excluding MHG and its Subsidiaries) on a consolidated basis in accordance with GAAP and that the segment disclosure (excluding MHG and its Subsidiaries) included in the notes to the consolidated financial statements have been prepared in accordance with GAAP (but for the exclusion of MHG and its Subsidiaries);

          (2) as soon as available, but no more than (i) 45 days after the end of each of November 1999, December 1999, January 2000 and February 2000 and
(ii) 30 days after the end of each month thereafter, the unaudited consolidated and consolidating balance sheets, and related statements of income and cash flows of the Borrower and the Guarantors on a consolidated and consolidating basis and as of the close of such fiscal month and the then elapsed portion of the fiscal year together with (x) an update for the successive 13-week period of the Borrower's 13-week cash flow forecast previously delivered to the Agent and
(y) a report of the EBITDA performance during the immediately preceding month of the real estate portfolios financed by the Real Estate Financiers;

          (3) concurrently with any delivery of financial statements under (a) or (b) above as applicable, (i) a certificate of a Financial Officer certifying such statements (A) certifying to the best of such Financial Officer's knowledge that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05 and
6.14 and (ii) a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

          (4) as soon as possible, and in any event within 45 days of the Closing Date, a consolidated pro forma balance sheet of the Borrower's and the
                             --- -----
Guarantors' financial condition as of the Filing Date;

          (5) within 30 days from the end of each fiscal quarter of the Borrower, an update of the Budget for the succeeding six-month period satisfactory in form and substance to the Agent and the Original Required Banks together with an analysis of budgeted to actual performance for the immediately preceding month (or a certificate from a Financial Officer of the Borrower that the Budget need not be updated);

          (6) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

          (7) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

          (8) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

          (9) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

          (10) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

          (11) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

          (12) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Bank, may reasonably request; and

          (13) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

  SECTION 6.2  Corporate Existence.  Preserve and maintain in full force and
               -------------------
effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower or such Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

  SECTION 6.3  Insurance.  (a) Keep its insurable properties insured at all
               ---------
times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

  SECTION 6.4  Obligations and Taxes.  With respect to the Borrower and each
               ---------------------
Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

  SECTION 6.5  Notice of Event of Default, Investigations, Violations, etc.
               -----------------------------------------------------------
Promptly give to the Agent notice in writing of:

          (1) any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default;

          (2) any litigation, investigations or proceeding which may exist at any time between the Borrower or any of the Guarantors and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect; and

          (3) the following events, as soon as possible and in any event within five Business Days (i) after obtaining knowledge thereof, the occurrence of any event that would (with the giving of notice, the passage of time, or both) be a violation of any Health Care Permit necessary for the lawful conduct of the business or operations of the Borrower or any of the Guarantors (other than those Health Care Permits the violation of which could not reasonably be expected to have a Material Adverse Effect), including, without limitation, the ownership and operation of its Health Care Facilities, (ii) after receipt thereof, any notice of any violation of any Requirements of Law which would (with the giving of notice, the passage of time, or both) cause any of the Health Care Permits referred to in clause (i) to be modified, rescinded or revoked and which the Borrower does not reasonably expect to be able to cure within a reasonable period of time, (iii) after receipt thereof, any notice, summons, citation, or other proceeding seeking to adversely modify in any material respect, revoke, or suspend any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of the Borrower or any of the Guarantors in any manner which could reasonably be expected to have a Material Adverse Effect, or (iv) after obtaining knowledge thereof, any revocation or involuntary termination of any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of the Borrower or any of the Guarantors that could reasonably be expected to have a Material Adverse Effect.

  SECTION 6.6  Borrowing Base Certificate.  Promptly deliver to the Agent, but
               --------------------------
in no event later than (i) the Closing Date for the month ended October 31, 1999, (ii) 60 days after the month ended November 30, 1999, (iii) 45 days after each of the months ended December 31, 1999 and January 31, 2000, and (iv) 30 days after the end of each calendar month thereafter (and, if requested by the Agent at any other time when the Agent reasonably believes that the then-existing Borrowing Base is materially inaccurate, as soon as reasonably available but no later than 10 days after the request), a completed Borrowing Base Certificate in substantially the form of Exhibit E hereto (the "Borrowing
                                                                     ---------
Base Certificate") calculating and certifying the Borrowing Base as of the last
----------------
day of such calendar month (or as of such other requested date, as the case may be), with supporting documentation (including, without limitation, the documentation described in Schedule 1 to Exhibit E), in each case signed on behalf of the Borrower by a Financial Officer thereof and certified as being complete and correct based on the Borrower's and applicable Division's accounting records.

  SECTION 6.7  Maintenance of Concentration Accounts. Continue to maintain
               -------------------------------------
with the Agent an account or accounts to be used by the Borrower and the Guarantors as their principal concentration accounts for day-to-day operations conducted by the Borrower and the Guarantors.

  SECTION 6.8  Books and Records, Inspection and Collateral Review Rights.
               ----------------------------------------------------------

          (1) The Borrower will, and will cause each of the Guarantors to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP in all material respects and all material Requirements of Law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Guarantors to, permit any representatives designated by the Agent, upon reasonable prior notice, to visit and inspect its financial records and properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          (2) The Borrower will, and will cause each of the Guarantors to, permit any representatives designated by the Agent (including any consultants, accountants, lawyers and appraisers retained by the Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees (including reasonable and customary internally allocated fees of employees of the Agent as to which invoices have been furnished) and expenses of any such representatives retained by the Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Collateral Agent Services Group of the Agent. To the extent required by the Agent as a result of any such evaluation, appraisal or monitoring, the Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base).

          (3) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Banks in any material respect, the Borrower will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Agent shall reasonably require based upon such modifications.

  SECTION 6.10 Conduct of Business and Maintenance of Existence, etc.  (a) (i)
               ------------------------------------------------------
Continue to engage in the business of owning, operating, managing and/or financing Health Care Facilities and providing other services or amenities customarily provided by, or other activities customarily undertaken by, Persons owning, operating, managing and/or financing Health Care Facilities, (ii) preserve, renew and keep in full force and effect its corporate existence (except as otherwise permitted by Section 6.11) and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.11 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

  SECTION 6.10 Health Care Permits and Approvals.  Take all action reasonably
               ---------------------------------
necessary to (a) maintain in full force and effect all Health Care Permits reasonably necessary for the lawful conduct of its business or operations where now conducted and as planned to be conducted, including the ownership and operation of its Health Care Facilities, pursuant to all Requirements of Law and
(b) to ensure that all Health Care Facilities owned, leased, managed or operated by the Borrower or any of the Guarantors are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent the Borrower or any of the Guarantors has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, except, in each case, where a failure to do so could not reasonably be expected to have a Material Adverse Effect or would not be inconsistent with the Borrower's three-year business plan heretofore delivered to the Agent and the Banks.

  SECTION 6.11 Financial Advisor.  Not later than 30 days following the Filing
               -----------------
Date, retain, pursuant to an order entered by the Bankruptcy Court, and thereafter continue the retention at all times of, a financial advisor acceptable to the Agent (it being understood that Conway Del Genio Gries & Co., LLC is acceptable to the Agent and the Original Required Banks), to assist the Borrower with its operational and financial restructuring, to monitor the Borrower's cash flows and financial position (and to report same to the Agent) and to make such financial advisor available to the Agent to discuss the Borrower's operations, financial performance and cash flow reports upon the Agent's reasonable request.

SECTION 7. NEGATIVE COVENANTS

          From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

  SECTION 7.1  Liens.  Incur, create, assume or suffer to exist any Lien on any
               -----
asset of the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.06 hereto and Liens granted pursuant to the Existing Agreement; (ii) Liens in favor of the Existing Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Banks, provided that
                                                                   --------
the First Day Order, the Interim Order and the Final Order provide that the holder of such junior Liens shall not be permitted to take any action to foreclose with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect; (iii) Permitted Liens; (iv) Liens in favor of the Agent and the Banks; and (v) Liens securing purchase money Indebtedness or Capitalized Leases permitted by Section 6.03(iii).

  SECTION 7.2  Merger, etc. Consolidate or merge with or into another Person.
               -----------

  SECTIOn 7.3  Indebtedness.  Contract, create, incur,  assume or suffer to
               ------------
exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases); (iii) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens or Capitalized Leases in an aggregate amount not to exceed $7,500,000 to the extent permitted by Section 6.04; (iv) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted hereunder; (v) Indebtedness which is secured by a Lien permitted by Section 6.01; and (vi) Indebtedness owed to Chase or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds.

  SECTION 7.4  Capital Expenditures.  (a) Make Capital Expenditures during each
               --------------------
month listed below in excess of the amount opposite such month, provided that if
                                                                --------
the amount of the actual Capital Expenditures that are made during any month is less than the amount thereof that is permitted to be made during such month, the unused portion thereof may be carried forward to and made during the immediately following three months:

          Month Ending              Capital Expenditures
          ------------              --------------------

          January 31, 2000                      $8,000,000
          February 29, 2000                     $3,000,000
          March 31, 2000                        $1,400,000
          April 30, 2000                        $1,400,000
          May 31, 2000                          $1,400,000
          June 30, 2000                         $1,400,000
          July 31, 2000                         $1,400,000
          August 31, 2000                       $1,400,000
          September 30, 2000                    $1,400,000
          October 31, 2000                      $1,400,000
          November 30, 2000                     $1,400,000
          December 31, 2000                     $1,400,000

          (b) Make Capital Expenditures other than for normal routine maintenance or required to maintain applicable Health Care Permits in the case of any Health Care Facility that is leased from, or subject to a Lien in favor of, a Real Estate Financier.

  SECTION 7.5  EBITDA.  Permit EBITDA during each month listed below to be
               ------
less than the amount specified opposite such month:

          Month Ending                    EBITDA
          ------------                    ------

          January 31, 2000                     ($600,000)
          February 29, 2000                    $1,650,000
          March 31, 2000                       $3,500,000
          April 30, 2000                       $3,400,000
          May 31, 2000                         $3,000,000
          June 30, 2000                        $1,800,000
          July 31, 2000                        $3,700,000
          August 31, 2000                      $2,600,000
          September 30, 2000                   $  600,000

          October 31, 2000      $4,300,000
          November 30, 2000     $2,300,000
          December 31, 2000     $2,500,000

     SECTION 7.6 Guarantees and Other Liabilities.  Purchase or repurchase (or
                 --------------------------------
agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the Guarantor could have incurred such Indebtedness or obligations under this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     SECTION 7.7  Chapter 11 Claims.  Incur, create, assume, suffer to exist or
                  -----------------
permit any other Super-Priority Claim which is pari passu with or senior to the
                                               ---- -----
claims of the Agent and the Banks against the Borrower and the Guarantors hereunder, except for the Carve-Out.

     SECTION 7.8  Dividends; Capital Stock. Declare or pay, directly or
                  ------------------------
indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that
                                                                 --------
any Guarantor may pay dividends or make distributions or other payments to its direct parent or to the Borrower.

     SECTION 7.9  Transactions with Affiliates.  Except as set forth on
                  ----------------------------
Schedule 6.09, sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties, and other than the overhead payment arrangements described in Section 4.02(j).

     SECTION 7.10 Investments, Loans and Advances. Purchase, hold or acquire
                  -------------------------------
any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (including, without limitations, to MHG or any of its Subsidiaries or any Subsidiary of the Borrower that is not a Guarantor or that has not commenced a Case) (all of the foregoing, "Investments"), except for
                                                       -----------
(i) ownership by the Borrower or the Guarantors of the capital stock of each of the Subsidiaries listed on Schedule 3.05, (ii) Permitted Investments and (iii) advances and loans among the Borrower and the Guarantors in the ordinary course of business.

     SECTION 7.11 Disposition of Assets.  Sell or otherwise dispose of any
                  ---------------------
assets (including, without limitation, the capital stock of any Subsidiary) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) sales of surplus equipment no longer used or useful in its business, (iii) sales of assets described in a letter dated the Closing Date, heretofore delivered to the Agent and the Banks upon terms reasonably acceptable to the Agent and the Required Banks and (iv) sales or other dispositions of other assets having a fair market value not exceeding $500,000 in the aggregate.

     SECTION 7.12 Nature of Business. Modify or alter in any material manner
                  ------------------
the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration.

     SECTION 7.13 Health Care Permits and Approvals. Engage in any activity that
                  ---------------------------------
(a) constitutes or, with the giving of notice, the passage of time, or both, would result in a material violation of, any Health Care Permit necessary for the lawful conduct of its business or operations or (b) constitutes or, with the giving of notice, the passage of time, or both, would result in the loss by any Health Care Facility owned or leased by the Borrower or any of the Guarantors of the right to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that the Borrower or such Guarantor has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, in each case, except where the loss of such Health Care Permit or rights to participate in or receive payments under such programs could not reasonably be expected to have a Material Adverse Effect or would not be inconsistent with the Borrower's three-year business plan heretofore delivered to the Agent and the Banks.

     SECTION 7.14 Census. Allow the patient census of the Borrower's and the
                  ------
Guarantors' Health Care Facilities when taken as a whole, during each month listed below, to fall below the percentage of the number of licensed available beds in such Health Care Facilities, taken as a whole (computed in a manner consistent with reporting practices existing on the Filing Date) set forth opposite such month:

          Month Ending                      Percentage
          ------------                      ----------

          January 31, 2000                        83.0%
          February 29, 2000                       83.0%
          March 31, 2000                          83.8%
          April 30, 2000                          84.0%
          May 31, 2000                            84.0%
          June 30, 2000                           84.0%
          July 31, 2000                           84.0%
          August 31, 2000                         83.5%
          September 30, 2000                      84.5%
          October 31, 2000                        84.5%
          November 30, 2000                       84.5%
          December 31, 2000                       84.5%

     SECTION 7.15  Assumption of Provider Agreements.  Assume, without the
                   ---------------------------------
prior written consent of the Agent, any provider agreement between the Borrower, any Guarantor and any Governmental Authority.

     SECTION 7.16  Overhead. Permit any modification, amendment or alteration
                   --------
in any material respect of the orders (or of the applicable paragraphs of the Orders and any corresponding orders in the MHG bankruptcy cases) referred to in
Section 4.02(j) or render any management services to MHG or any of its Subsidiaries so long as any failure by MHG or its Subsidiaries to pay the fees that are provided for thereunder, or to perform any of its other obligations thereunder, shall have occurred and be continuing for more than 7 days.

SECTION 8.  EVENTS OF DEFAULT

     SECTION 8.1   Events of Default.  In the case of the happening of any of
                   -----------------
the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):
                        ----------------

          (1) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

          (2) default shall be made in the payment of any (i) Fees or interest on the Loans or reimbursable costs and expenses when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit but excluding those provided for in clause (i) above), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

          (3) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in
Section 6 hereof; or

          (4) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than fifteen (15) days (or, in the case of a default under Sections 5.05, 5.09 or 5.10, for more than ten (10) days after a Responsible Officer has knowledge of such default); or

          (5) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the

Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Super-Priority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or
                                                        ---- -----
senior to the claims of the Agent and the Banks against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or
                                                                 ---- -----
senior Super-Priority Claim; or

          (6) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $500,000 in the aggregate; or

          (7)  a Change of Control shall occur; or

          (8) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

          (9) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

          (10) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders or terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Orders; or

          (11) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $500,000 not covered by insurance shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or

          (12) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or
(iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (13) except as permitted by the Orders, the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (x) not in excess of $20,000,000 in respect of certain critical vendors and valid reclamation claims, (y) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date, and

(z) payments in accordance with other "first day" orders approved by the Agent and the Original Required Banks; or

          (14) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

          (15) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum; or

          (16) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

          (17) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000; or

          (18) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed; or

          (19) any Medicaid or Medicare Account Debtor or any other Governmental Authority makes any reduction from or otherwise withholds, through setoff, recoupment or otherwise, any amounts due to such Account Debtor from any Account or Accounts arising from healthcare services provided in the then current cost/rate period, other than (i) any "qualified overpayments" as defined in the stipulation (related to Medicare overpayments) with HHS referred to in Section 4.01(b)(iii), and (ii) other reductions or withholdings through setoff, recoupment or otherwise, in an aggregate amount that is not in excess of $1,000,000 (excluding for purposes of this clause (ii), however, reductions, setoffs or recoupments that arise in the normal course of business and that are recorded as liabilities or are adequately provided for by retro settlement reserves on the books of the Borrower and the Guarantors, in each case in accordance with GAAP, and that represent reductions, setoffs or recoupments in connection with (x) North Carolina, Colorado or Nebraska Medicaid, (y) nursing facility Medicare bad debts for deductibles and coinsurance and (z) long-term acute care hospitals);

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Banks, shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the District of Delaware), take one or more of the following actions, at the same or different times (provided, that with respect to clause
                                         --------
(iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the District of Delaware) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred
                         --------- -------
to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then outstanding Letters of Credit (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five (5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and
(v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks.

SECTION 9. THE AGENT

     SECTION 9.1  Administration by Agent.  The general administration of the
                  -----------------------
Loan Documents shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

     SECTION 9.2  Advances and Payments
                  ---------------------

          (1) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

          (2) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.16, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each
                                                 -----
Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Bank's Commitment Percentage
                    ------
to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

     SECTION 9.3  Sharing of Setoffs.  Each Bank agrees that if it shall,
                  ------------------
through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.

     SECTION 9.4  Agreement of Required Banks.  Upon any occasion requiring or
                  ---------------------------
permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

     SECTION 9.5  Liability of Agent.
                  ------------------

          (1) The Agent when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

          (2) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

          (3) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

     SECTION 9.6  Reimbursement and Indemnification.  Each Bank agrees (i) to
                  ---------------------------------
reimburse (x) the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Bank's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

     SECTION 9.7  Rights of Agent. It is understood and agreed that Chase shall
                  ---------------
have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

     SECTION 9.8  Independent Banks. Each Bank acknowledges that it has decided
                  -----------------
to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

     SECTION 9.9  Notice of Transfer. The Agent may deem and treat a Bank party
                  ------------------
to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Agent.

     SECTION 9.10 Successor Agent. The Agent may resign at any time by giving
                  ---------------
written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10. GUARANTY

     SECTION 10.1 Guaranty
                  --------

          (1) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

          (2) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

          (3) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Bank in favor of the Borrower or any other Guarantor, or to any other Person.

          (4) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

          (5) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

          (6) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

     SECTION 10.2   No Impairment of Guaranty. The obligations of the Guarantors
                    -------------------------
hereundershall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

     SECTION 10.3   Subrogation. Upon payment by any Guarantor of any sums to
                    -----------
the Agent or a Bank hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 11.    MISCELLANEOUS

     SECTION 11.1   Notices.  Notices and other communications provided for
                    -------
herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower, or any Guarantor in care of the Borrower, at One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, Attention: Senior Vice President and Treasurer, with copies to Stutman, Treister & Glatt, P.C., 3699 Wilshire Boulevard, Suite 900, Los Angeles, California 90010, Attn: Jeffrey H. Davidson, Esq. and K. John Shaffer, Esq., and to Powell, Goldstein, Frazer & Murphy, LLP, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, Attn.: Robert C. Lewinson, Esq., and to a Bank or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; or on the first Business Day after delivery to an overnight courier (charges prepaid); or when received, if by hand delivery; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

     SECTION 11.2   Survival of Agreement, Representations and Warranties, etc.
                    ----------------------------------------------------------
All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

     SECTION 11.3   Successors and Assigns.
                    ----------------------

          (1) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.13 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.13 and 2.15 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.14, shall be
    --- ----
determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Bank may grant its participant the right to consent to such Bank's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

          (2) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), provided, however, that
                                                       --------  -------
(i) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $1,000,000 or such lesser amount as is equal to the remaining Commitment and/or Loans of the assignor thereof and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

          (3) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

          (4) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in
                                                  --------
the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (5) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (6) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure,
                                   --------
each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

          (7) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

     SECTION 11.4   Confidentiality.  Each Bank agrees to keep any information
                    ---------------
 delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank
                            --------
from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Bank shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.

     SECTION 11.5   Expenses.  Whether or not the transactions hereby
                    --------
contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent and Chase Securities Inc.) as to which invoices have been furnished, in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary internally allocated fees related to the initial and ongoing Borrowing Base examinations), the costs of electronic communications services and publicity expenses, and, during the continuance of an Event of Default, all reasonable out-of-pocket expenses incurred by the Banks and the Agent in the enforcement or protection of the rights of any one or more of the Banks or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks or the Agent. Such payments shall be made on the date of the First Day Order and thereafter on demand, promptly upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent and Chase Securities Inc. for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 11.6   Indemnity.  The Borrower and each of the Guarantors agree
                    ---------
to indemnify and hold harmless the Agent, Chase Securities Inc. and the Banks and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims,
 -----------------
damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 11.7   CHOICE OF LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                    -------------
SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT TAKING INTO ACCOUNT ANY CONFLICT OF LAWS PRINCIPLES THEREOF, AND THE BANKRUPTCY CODE.

     SECTION 11.8   No Waiver.  No failure on the part of the Agent or any of
                    ---------
the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 11.9   Extension of Maturity.  Should any payment of principal of
                    ---------------------
or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 11.10  Amendments, etc.
                    ----------------

          (1) No modification, amendment or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall
                 --------  -------
without the written consent of the Bank affected thereby (x) increase the Commitment of a Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Bank), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, provided, further, that no such modification or amendment shall without the
     --------  -------
written consent of (A) all of the Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks, (ii) amend this Section 10.10 or the definition of Required Banks or (iii) amend or modify the Super-Priority Claim status of the Banks contemplated by Section 2.20; or (iv) release all or any substantial portion of the Liens granted to the Agent hereunder (other than in connection with dispositions permitted hereunder), under the Orders or under any other Loan Document, or release any Guarantor; or (B) Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment to (i) amend any of the advance rates set forth in the definition of the term "Borrowing Base", (ii) increase the maximum principal amounts of extensions of credit permitted prior to the entry of the Final Order by Sections 4.01(b)(i) or 4.02(d), (iii) decrease the percentage of net revenues required to be paid to the Borrower by MHG in calculating the weekly overhead payment as described in Section 4.02(j) or otherwise modify, waive or amend the condition precedent set forth therein or
(iv) modify, waive or amend the provisions of Section 6.16.. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any Bank in the capacity referred to in Section 6.03(v) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Bank shall bind any Person subsequently acquiring an interest on the Loans held by such Bank. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

          (2) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Banks (or the consent described in clause (B) of the first sentence of
Section 10.10(a)) and such modification or amendment is agreed to by the Super-majority Banks (as hereinafter defined), then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "Minority Banks") to provide for (w) the
                                 --------------
termination of the Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Banks" shall mean, at any time, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

     SECTION 11.11  Severability.  Any provision of this Agreement which is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.12  Headings.  Section headings used herein are for convenience
                    --------
only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 11.13  Execution in Counterparts.  This Agreement may be executed
                    --------------------------
in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 11.14  Prior Agreements.  This Agreement represents the entire
                    ----------------
agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in Section 10.03(g) and including also the provisions of Section 2.16).

     SECTION 11.15  Further Assurances.  Whenever and so often as reasonably
                    ------------------
requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     SECTION 11.16  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE GUARANTORS,
                    --------------------
THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                           [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                        BORROWER:

                                        MARINER POST-ACUTE NETWORK, INC.

                                        By:  _______________________________
                                               Name:
                                               Title:


                                        GUARANTORS:

                                        AMERICAN MEDICAL INSURANCE BILLING
                                          SERVICES, INC.
                                        AMERICAN PHARMACEUTICAL SERVICES, INC.
                                        AMERICAN REHABILITY SERVICES, INC.
                                        AMERICAN-CAL MEDICAL SERVICES, INC.
                                        AMERRA PROPERTIES, INC.
                                        AMS GREEN TREE, INC.
                                        AMS PROPERTIES, INC.
                                        APS HOLDING COMPANY, INC.
                                        APS PHARMACY MANAGEMENT, INC.
                                        BRIAN CENTER HEALTH &
                                          RETIREMENT/ALLEGHANY, INC.
                                        BRIAN CENTER HEALTH &
                                          RETIREMENT/BASTIAN, INC.
                                        BRIAN CENTER HEALTH &
                                          RETIREMENT/TAMPA, INC.
                                        BRIAN CENTER HEALTH &
                                          RETIREMENT/WALLACE, INC.
                                        BRIAN CENTER MANAGEMENT CORPORATION
                                        BRIAN CENTER NURSING CARE/AUSTELL, INC.
                                        BRIAN CENTER NURSING CARE/FINCASTLE,
                                          INC.
                                        BRIAN CENTER NURSING CARE/HICKORY, INC.
                                        BRIAN CENTER NURSING CARE/POWDER
                                          SPRINGS, INC.
                                        BRIAN CENTER OF ASHEBORO, INC.

                                        BRIAN CENTER OF CENTRAL COLUMBIA, INC.
                                        CAMBRIDGE BEDFORD, INC.
                                        CAMBRIDGE EAST, INC.
                                        CAMBRIDGE NORTH, INC.
                                        CAMBRIDGE SOUTH, INC.
                                        CLINTONAIRE NURSING HOME, INC.
                                        CONNERWOOD HEALTHCARE, INC.
                                        CORNERSTONE HEALTH MANAGEMENT COMPANY
                                        CRESTMONT HEALTH CENTER, INC.
                                        DEVCON HOLDING COMPANY
                                        EH ACQUISITION CORP.
                                        EH ACQUISITION CORP. II
                                        EH ACQUISITION CORP. III
                                        EVERGREEN HEALTHCARE LTD., L.P.
                                        EVERGREEN HEALTHCARE, INC.
                                        FRENCHTOWN NURSING HOME, INC.
                                        GC SERVICES, INC.
                                        GCI BELLA VITA, INC.
                                        GCI CAMELLIA CARE CENTER, INC.
                                        GCI COLTER VILLAGE, INC.
                                        GCI EAST VALLEY MEDICAL &
                                          REHABILITATION CENTER,  INC.
                                        GCI FAITH NURSING HOME, INC.
                                        GCI HEALTH CARE CENTERS, INC.
                                        GCI JOLLEY ACRES, INC.
                                        GCI PALM COURT, INC.
                                        GCI PRINCE GEORGE, INC.
                                        GCI REHAB, INC.
                                        GCI SPRINGDALE VILLAGE, INC.
                                        GCI THERAPIES, INC.
                                        GCI VILLAGE GREEN, INC.
                                        GCI-CAL THERAPIES COMPANY
                                        GCI-WISCONSIN PROPERTIES, INC.
                                        GRANCARE HOME HEALTH SERVICES, INC.
                                        GRANCARE OF MICHIGAN, INC.
                                        GRANCARE OF NORTH CAROLINA, INC.
                                        GRANCARE OF NORTHERN CALIFORNIA, INC.
                                        GRANCARE SOUTH CAROLINA, INC.
                                        GRANCARE, INC.
                                        HAWK'S-PERIMETER, INC.
                                        HERITAGE NURSING HOME, INC.

                                        HERITAGE OF LOUISIANA, INC.
                                        HMI CONVALESCENT CARE, INC.
                                        HOSPICE ASSOCIATES OF AMERICA, INC.
                                        HOSTMASTERS, INC.
                                        INTERNATIONAL HEALTH CARE MANAGEMENT,
                                          INC.
                                        INTERNATIONAL X-RAY, INC.
                                        LC MANAGEMENT COMPANY
                                        LCA OPERATIONAL HOLDING COMPANY
                                        LCR, INC.
                                        LIVING CENTERS - EAST, INC.
                                        LIVING CENTERS - PHCM, INC.
                                        LIVING CENTERS - ROCKY MOUNTAIN, INC.
                                        LIVING CENTERS - SOUTHEAST
                                        DEVELOPMENT CORPORATION
                                        LIVING CENTERS - SOUTHEAST, INC.
                                        LIVING CENTERS DEVELOPMENT COMPANY
                                        LIVING CENTERS HOLDING COMPANY
                                        LIVING CENTERS LTCP DEVELOPMENT COMPANY
                                        LIVING CENTERS OF TEXAS, INC.
                                        MADONNA NURSING CENTER, INC.
                                        MED-THERAPY REHABILITATION SERVICES,
                                          INC.
                                        MIDDLEBELT NURSING HOME, INC.
                                        MIDDLEBELT-HOPE NURSING HOME, INC.
                                        NAN-DAN CORP.
                                        NATIONAL HERITAGE REALTY, INC.
                                        NIGHTINGALE EAST NURSING CENTER, INC.
                                        OMEGA/INDIANA CARE CORP.
                                        PROFESSIONAL HEALTH CARE MANAGEMENT,
                                          INC.
                                        PROFESSIONAL RX SYSTEMS, INC.
                                        REHABILITY HEALTH SERVICES, INC.
                                        RENAISSANCE MENTAL HEALTH CENTER, INC.
                                        ST. ANTHONY NURSING HOME, INC.
                                        SUMMIT HOSPITAL HOLDINGS, INC.
                                        SUMMIT HOSPITAL OF EAST GEORGIA, INC.
                                        SUMMIT HOSPITAL OF SOUTHEAST ARIZONA,
                                          INC.

                         SUMMIT HOSPITAL OF SOUTHEAST TEXAS, INC.
                         SUMMIT HOSPITAL OF SOUTHWEST LOUISIANA, INC.
                         SUMMIT HOSPITAL OF WEST GEORGIA, INC.
                         SUMMIT INSTITUTE FOR PULMONARY MEDICINE
                         AND REHABILITATION, INC.
                         SUMMIT INSTITUTE OF AUSTIN, INC.
                         SUMMIT INSTITUTE OF WEST MONROE, INC.
                         SUMMIT MEDICAL HOLDINGS, LTD.
                         SUMMIT MEDICAL MANAGEMENT, INC.


                         By:  _______________________________
                              Name:
                              Title:


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                    THE CHASE MANHATTAN BANK,
                      Individually and as Agent


                    By:  _______________________________
                           Name:
                           Title:

                    BANK OF AMERICA, N.A.


                    By:  _______________________________
                           Name:
                           Title:


                    GENERAL ELECTRIC CAPITAL CORPORATION


                    By:  _______________________________
                           Name:
                           Title:

                    FOOTHILL CAPITAL CORPORATION


                    By:  _______________________________
                           Name:
                           Title:

                    GOLDMAN SACHS CREDIT PARTNERS L.P.


                    By:  _______________________________
                           Name:
                           Title:

                    VAN KAMPEN PRIME RATE INCOME TRUST
                         By: Van Kampen Investment Advisory Corp.

                    By:  _______________________________
                           Name:
                           Title:

                    THE BANK OF NOVA SCOTIA


                    By:  _______________________________
                           Name:
                           Title:

                    WACHOVIA BANK, N.A.


                    By:  _______________________________
                           Name:
                           Title:

                                    ANNEX A
                                      to
                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                          Dated as of January   , 1999
                          ----------------------------

                                 Commitment   Commitment
Banks                              Amount     Percentage
-----                              ------     ----------
The Chase Manhattan Bank
380 Madison Avenue              $ 26,000,000     26.0000%
New York, NY 10017
Attn:   Ms. Agnes Levy

Bank of America, N.A.           $ 12,500,000     12.5000%
335 Madison Avenue
New York, NY 10017
Attn:  Fred Zagar

General Electric Capital        $ 12,500,000     12.5000%
Corporation
60 Long Ridge Road
Stamford, CT 06927
Attn:  William Magee

Foothill Capital Corporation    $ 12,500,000     12.5000%
11111 Santa Monica Blvd.
 #1500
Los Angeles, CA 90025
Attn:  Mr. Edward Stearns

Goldman Sachs Credit            $ 12,500,000     12.5000%
Partners L.P.
Bank Loan Trading
85 Broad Street, 27th Floor
New York, NY 10004
Attn:  Mr. Jody LaNasa

Van Kampen Prime Rate           $  9,500,000      9.5000%
Income Trust
1 Parkview Plaza
Oakbrook Terrace, IL 60181
Attn:  Mr. Brian Buscher

The Bank of Nova Scotia         $  9,500,000      9.5000%

1 Liberty Plaza
New York, NY 10006
Attn:  Mr. Alex Clarke

Wachovia Bank, N.A.             $  5,000,000      5.0000%
191 Peachtree Street, N.E.,
GA-212
Atlanta, GA 30303
Attn:  Mr. Kevin Harrison

Total                           $100,000,000    100.0000%
                                ============    ========

                                                              Exhibit A-1 to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                            FORM OF FIRST DAY ORDER

                                                              Exhibit A-2 to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                             FORM OF INTERIM ORDER

                                                              Exhibit A-3 to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                              FORM OF FINAL ORDER

            [To be substantially in the form as the Interim Order]

                                                                Exhibit B to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                             FORM OF SECURITY AND
                               PLEDGE AGREEMENT

                                                                Exhibit C to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                          FORM OF OPINION OF COUNSEL

                                                                Exhibit D to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                                                                Exhibit E to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                      FORM OF BORROWING BASE CERTIFICATE

                              EXISTING AGREEMENTS


                       [TO BE SATISFACTORY TO THE BANKS]

                                 SCHEDULE 1.01

                              EXISTING AGREEMENTS

                       [TO BE SATISFACTORY TO THE BANKS]

                                 SCHEDULE 3.05

                                 SUBSIDIARIES


                       [TO BE SATISFACTORY TO THE BANKS]

               [Designate Guarantors and Non-Filed Subsidiaries]

                                 SCHEDULE 3.06

                                     LIENS


                       [TO BE SATISFACTORY TO THE BANKS]

                                 SCHEDULE 6.09

                         TRANSACTIONS WITH AFFILIATES

                       [TO BE SATISFACTORY TO THE BANKS]

                                       i